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                                                                    EXHIBIT 23.5

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 25, 1998, relating to the consolidated financial statements of California Financial Bancorp and Subsidiary (formerly known as "Belvedere Bancorp and subsidiary") for the years ended December 31, 1997, and to the reference to our Firm under the caption "EXPERTS" in the Registration Statement.


Arthur Andersen LLP


Orange County, California
October 29, 1999